EXHIBIT 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                                BTI TELECOM CORP.


        Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of amending and restating its Articles of Incorporation.

        1. The name of the corporation is BTI Telecom Corp. (the "Corporation").

        2. The text of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit A.

        3. These Amended and Restated Articles of Incorporation effected a 10 for 1 increase in the authorized and issued shares of Common Stock of the Corporation and were duly adopted by the Board of Directors and the sole Shareholder of the Corporation effective the 14th day of April 1998.

        4. These Amended and Restated Articles of Incorporation will be effective upon filing.

        This the 14th day of April 1998.


                                                  BTI Telecom Corp.



                                                  By:  /s/ R. Michael Newkirk
                                                     ---------------------------
                                                           R. Michael Newkirk,
                                                                President

                                   EXHIBIT "A"


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                BTI TELECOM CORP.


         1.       The name of the corporation is BTI Telecom Corp.

         2. The corporation shall have the authority to issue Five Hundred Million (500,000,000) shares, no par value, of Common Stock, and Ten Million (10,000,000) shares, $0.01 par value, of Preferred Stock.

         3. The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

         4. The street address and county of the initial registered office of the corporation are 4101 Lake Boone Trail, Suite 300, Raleigh, Wake County, North Carolina and the name of the initial registered agent at such address is Larry E. Robbins. The mailing address of the initial registered office of the corporation is Post Office Drawer 17803, Raleigh, North Carolina 27619.

         5. Except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors for breaches of duty, no director of the corporation shall be liable to the corporation or to any of its shareholders for monetary damages for breach of duty as a director. No amendment to or repeal of this provision or adoption of a provision inconsistent herewith shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal or adoption of an inconsistent provision. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability that has not been eliminated by the provisions of this Article.

         IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation this the 14th day of April, 1998.

                                                  BTI Telecom Corp.


                                                  By: /s/ R. Michael Newkirk
                                                     ---------------------------
                                                          R. Michael Newkirk,
                                                               President

                             ARTICLES OF CORRECTION
                                       OF
                                BTI TELECOM CORP.


         The undersigned corporation hereby submits these Articles of Correction for the purpose of correcting a document filed with the Secretary of State:

         1.       The name of the corporation is BTI Telecom Corp.

         2. The Amended and Restated Articles of Incorporation of BTI Telecom Corp. were filed with the North Carolina Secretary of State on April 14, 1998.

         3. Paragraph 3 of the Amended and Restated Articles of Amendment contains the following statement that is inconsistent and therefore incorrect: "These Amended and Restated Articles of Incorporation effected a 10 for 1 increase in the authorized and issued shares of Common Stock of the Corporation and were duly adopted by the Board of Directors and the sole Shareholder of the Corporation effective the 14th day of April 1998."

         4. Paragraph 3 should be corrected as follows: "These Amended and Restated Articles of Incorporation effected an increase in the authorized shares of the Common Stock of the Corporation to Five Hundred Million (500,000,000) shares and were duly adopted by the Board of Directors and the sole Shareholder of the Corporation effective the 14th day of April 1998."

         5. Pursuant to Section 55-1-24 of the North Carolina Business Corporation Act, these Articles of Correction are effective as of April 14, 1998, the date of filing of the Amended and Restated Articles of Incorporation.

         This __22nd___ day of June, 1999.

                                                   BTI Telecom Corp.


                                                   By:  Anthony M. Copeland
                                                      -------------------------
                                                    Title: Secretary
                                                          ---------------------